Exhibit 99.1

Envoy Medical Reports Fourth Quarter and Full Year 2024 Financial Results

Company Provides Corporate Update that Includes Information on its Progress Enrolling Subjects in its Pivotal Clinical Study for Breakthrough Device, the Fully Implanted Acclaim® Cochlear Implant

WHITE BEAR LAKE, Minn., March 31, 2025 (Newsfile Corp.) -- Envoy Medical®, Inc. (“Envoy Medical”) (Nasdaq: COCH), a revolutionary hearing health company focused on fully implanted hearing devices, today announced its corporate and financial results for the fourth quarter and full year ended December 31, 2024, as well as other subsequent events.

Brent Lucas, CEO of Envoy Medical commented: “Envoy Medical had a successful 2024 and we are off to a wonderful start in 2025. Obtaining FDA’s approval to begin our pivotal clinical trial for the fully implanted Acclaim cochlear implant was a milestone many years in the making, and we are very excited to report that enrollment is going extremely well. The investigational sites are reporting a tremendous amount of patient interest in our fully implanted cochlear implant. We believe we have a special product and a great opportunity to change the hearing implant industry. We are also pleased with the progress surrounding the Hearing Device Coverage Clarification Act, which, if passed, could provide our Esteem® implant with a pathway to Medicare coverage. In addition, the establishment of new CPT codes for fully implanted active middle ear implants, which become effective in July of this year, furthered our efforts in the quest for the Esteem implant to become a reimbursed product.”

Financial and Corporate Highlights for 2024 and to date:

•	Continued to make modifications that have shown promising reduction in previously discussed electrical system noise (i.e., not physiological or “body noise”) in initial results of the Early Feasibility Trial of the fully implanted Acclaim® cochlear implant.

•	Several modifications in firmware, software, programming, protocol design, and hardware incorporated into Pivotal Clinical Trial.

•	All three previously implanted Early Feasibility Trial patients have successfully completed 24 months of follow-up. No reported Unanticipated Device Events or Serious Adverse Device Effects.

•	Received FDA approval to initiate a staged Pivotal Clinical Trial for its fully implanted Acclaim® cochlear implant.

•	Selected seven top-tier cochlear implant programs as investigational sites for the Pivotal Clinical Trial.

•	To date, six of the planned 10 participants in the Pivotal Clinical Trial’s first stage have been enrolled and implanted, two of which have been activated.

•	Continued to push for the bipartisan Hearing Device Coverage Classification Act, which seeks to clarify that Implanted Active Middle Ear Implants are prosthetics, not hearing aids, making them eligible for Medicare coverage. The respective bills were reintroduced in both the US House of Representatives and US Senate for the 119th Congress.

•	Reported that the American Medical Association approved groundbreaking new CPT codes for totally implantable active middle ear hearing implants opening new potential opportunities for Envoy Medical’s fully implanted active middle ear implant – the Esteem® device.

•	Reported that it continued to increase its portfolio of patents and intellectual property.

Financial Results from YE 2024

Net revenues decreased $91 thousand for the year ended December 31, 2024, compared to the year ended December 31, 2023, primarily due to the decrease in the number of battery replacement sales due to supply chain limitations. Cost of goods sold decreased $47 thousand for the same period and is aligned with the decrease in revenue resulting from the reduced number of Battery replacement sales.

R&D expenses increased $1.2 million for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase is primarily due to an increase in headcount and contractors in our engineering and clinical departments for December 31, 2024, as we increased headcount in preparation for our pivotal clinical study for the Acclaim CI. These increases in headcount included the addition of five new engineers, a clinical research associate, and a clinical research director.

Sales and marketing expenses increased $68 thousand for the year ended December 31, 2024 compared to the year ended December 31, 2023. The increase is primarily due to increased legal and professional fees to secure insurance reimbursement for the Esteem FI-AMEI product, partially offset by a reduction in headcount.

General and administrative expenses decreased $438 thousand for the year ended December 31, 2024 compared to the year ended December 31, 2023. The decrease is primarily due to reduced professional service costs in 2024 compared to 2023 related to the Business Combination transaction occurring in September 2023.

As of December 31, 2024 cash and cash equivalents were approximately $5.5 million.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments; the timing and results of IRB approvals, site documents, logistics or activations, enrollments, and clinical trials of the Acclaim CI, and the participation or any changes in participation of any institution or healthcare professionals in such trials; the Acclaim CI being the first to market fully implanted cochlear implant; the safety, performance, and market acceptance of the Acclaim CI; and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 28, 2025, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

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Investor Relations:

Envoy Medical Investor Relations

InvestorRelations@envoymedical.com

Media Contact:

Media@envoymedical.com

ENVOY MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$5,483	$4,218
Accounts receivable, net	38	70
Other receivable	780	176
Inventories	1,708	1,404
Prepaid expenses and other current assets	1,375	1,588
Total current assets	9,384	7,456
Property and equipment, net	1,275	351
Operating lease right-of-use asset (related party)	879	464
Total assets	$11,538	$8,271
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$1,652	$1,554
Accrued expenses	4,416	4,613
Other current liabilities	573	645
Forward purchase agreement warrant liability	472	4
Product warranty liability, current portion	282	311
Operating lease liability, current portion (related party)	143	158
Total current liabilities	7,538	7,285
Term loans payable (related party)	18,716	—
Product warranty liability, net of current portion	1,771	1,923
Operating lease liability, net of current portion (related party)	802	404
Publicly traded warrant liability	662	332
Forward purchase agreement put option liability	—	103
Other liability	891	—
Total liabilities	30,380	10,047

Commitments and contingencies (see Note 16)

Stockholders’ deficit:
Series A Preferred Stock, $0.0001 par value; 100,000,000 shares authorized and 10,000,000 shares designated as of December 31, 2024 and 2023; 4,126,667 and 4,500,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized as of December 31, 2024 and 2023; 21,326,609 and 18,599,982 shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	266,013	255,596
Accumulated deficit	(284,734)	(257,256)
Accumulated other comprehensive loss	(123)	(118)
Total stockholders’ deficit	(18,842)	(1,776)
Total liabilities and stockholders’ deficit	$11,538	$8,271

ENVOY MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Net revenues	$225	$316
Costs and operating expenses:
Cost of goods sold	742	789
Research and development	10,179	8,956
Sales and marketing	1,734	1,666
General and administrative	6,826	7,264
Total costs and operating expenses	19,481	18,675
Operating loss	(19,256)	(18,359)
Other income (expense):
Change in fair value of convertible notes payable (related party)	—	(13,332)
Change in fair value of forward purchase agreement put option liability	103	(69)
Change in fair value of forward purchase agreement warrant liability	411	842
Change in fair value of forward purchase agreement warrant liability due to modification	(881)	—
Change in fair value of publicly traded warrant liability	(330)	942
Interest expense, related party	(816)	—
Other (expense) income	(26)	54
Total other expense, net	(1,539)	(11,563)
Net loss	(20,795)	(29,922)

Induced conversion of Series A Preferred Stock into Class A Common Stock	(1,162)	—
Deemed dividend on waiver of restriction on Class A Common Stock	(495)	—
Cumulative preferred dividends	(5,521)	(1,349)

Net loss attributable to common stockholders, basic and diluted	$(27,973)	$(31,271)
Net loss per share attributable to common stockholders, basic and diluted	$(1.49)	$(2.54)
Weighted-average Class A Common Stock outstanding, basic and diluted	18,790,448	12,295,391
Other comprehensive loss:
Foreign currency translation adjustment	(5)	(3)
Other comprehensive loss	(5)	(3)
Comprehensive loss	$(20,800)	$(29,925)

ENVOY MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(20,795)	$(29,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	173	133
Interest expense and amortization of debt discount on term loans payable (related party)	816	—
Amortization of prepaid insurance	1,047	602
Stock-based compensation	562	1,575
Change in fair value of convertible notes payable (related party)	—	13,332
Change in fair value of warrant liability (related party)	—	(127)
Change in fair value of publicly traded warrant liability	330	(942)
Change in fair value of forward purchase agreement warrant liability	(411)	(842)
Change in fair value of forward purchase agreement put option liability	(103)	69
Change in fair value of forward purchase agreement warrant liability due to modification	881	—
Change in operating lease right-of-use asset (related party)	113	113
Change in inventory reserve	76	(99)
Changes in operating assets and liabilities:
Accounts receivable, net	32	(29)
Other receivable	(604)	(176)
Inventories	(380)	(10)
Prepaid expenses and other current assets	9	(853)
Accounts payable	(19)	551
Operating lease liability (related party)	(145)	(128)
Accrued expenses	(241)	(94)
Product warranty liability	(181)	(244)
Other liability	891	—
Net cash used in operating activities	(17,949)	(17,091)

Cash flows from investing activities
Purchases of property and equipment	(980)	(153)
Net cash used in investing activities	(980)	(153)

Cash flows from financing activities
Proceeds from the issuance of convertible notes payable (related party)	—	10,000
Proceeds from the issuance of Common Stock	—	109
Proceeds from the PIPE Transaction, the forward purchase agreement, and the Business Combination, net of transaction costs	—	11,736
Payments on insurance financing loans	(916)	(563)
Proceeds from the issuance of term loans (related party)	20,000	—
Dividends paid to stockholders of Series A Preferred Stock	(2,447)	—
Proceeds from issuance of Common Stock under employee stock purchase plan	63	—
Proceeds from exercise of forward purchase agreement warrants	1,815	—
Proceeds from the sale of Common Stock associated with forward purchase agreement, net of transaction costs	1,683	—
Net cash provided by financing activities	20,198	21,282

Effect of exchange rate changes on cash	(5)	(3)
Net increase in cash	1,265	4,035
Cash, beginning of year	4,218	183
Cash, end of year	$5,483	$4,218

Supplemental disclosures of cash flow information:
Cash paid for interest	$41	$26
Cash paid for income taxes	$—	$—

Non-cash investing and financing activities:
Property and equipment purchased on account	$117	$—
Financing of prepaid insurance	$843	$1,115
Deemed capital contribution from related party	$—	$18,702
Accrued and unpaid dividends on Series A Preferred Stock	$3,074	$1,349
SPAC excise tax liability recognized upon the Business Combination	$—	$2,248
Warrants issued with term loans (related party)	$1,397	$—
Convertible debt exchanged for equity	$—	$27,493
Bridge note exchanged for equity	$—	$10,982
Series A Preferred Stock issued to PIPE investor in connection with the Merger	$—	$10,000
Prepaid forward purchase agreement	$—	$1,384
Extinguishment of excess warrant liability upon exercise of warrants associated with the forward purchase agreement	$96	$—
Modification of forward purchase agreement warrant liability	$94	$—
Waiver of accrued dividends associated with Sponsor Support Agreement	$3,733	$—
Deemed dividend on waiver of restriction on Class A Common Stock	$495	$—
Induced conversion of Series A Preferred Stock to Common Stock	$1,162	$—
Lease liability arising from obtaining right-of-use asset	$528	$—